As Filed with the Securities and Exchange Commission on May 15,
                               1997
                                        Registration No. 333-______

===================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            Colonial Properties Trust
             (Exact name of Registrant as specified in its charter)

        Alabama                                     59-7007599
(State or other jurisdiction of                    (IRS Employer
incorporation or organization)                Identification Number)

                             2101 Sixth Avenue North
                                    Suite 750
                            Birmingham, Alabama 35202
                                 (205) 250-8700
        (Address of Principal Executive Offices) (Zip Code)

     Colonial Properties Trust Non-Employee Trustee Share Plan
                            (Full title of the plan)


                                Thomas H. Lowder
                      President and Chief Executive Officer
                            Colonial Properties Trust
                             2101 Sixth Avenue North
                                    Suite 750
                            Birmingham, Alabama 35202
                     (Name and address of agent for service)

                          (205) 250-8700
   (Telephone number, including area code, of agent for service)
--------------------------------------------------------------------
                                    Copy to:
                                   Alan L. Dye
                             Hogan & Hartson L.L.P.
                           555 Thirteenth Street, N.W.
                           Washington, D.C. 20004-1109
                                 (202) 637-5600
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                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------===========
     Title of   Amount to     Proposed       Proposed       Amount of
    securities   be           maximum        maximum        registration
     to be     registered     offering       aggregate      fee
  registered                  price per      offering price
                              share (1)      (1)
-=---------------------------------------------------------===========
-----------------------------------------------------------===========
Common shares of
benefi-            50,000       $ 26.94      $ 1,347,000.00  $ 408.18
cial interest,
par value
$.01 per share
-----------------------------------------------------------===========

(1) Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the high and low prices per share of the common shares of beneficial interest of Colonial Properties Trust, par value $.01 per share, on May 8, 1997, as reported on the New York Stock Exchange.

                         The Exhibit Index is on Page 7.
=====================================================================

                                     PART I

       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

           The documents containing the information specified in Part I will be sent or given to directors as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.


                                     PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

           Colonial Properties Trust (the "Company") hereby incorporates by reference into this Registration Statement the following documents filed by it with the Commission:

           (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

           (b)  All  reports  filed by the  Company  with the  Commission  under
                Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1996, including the Company's report on Form 10-Q filed for the period ending March 31, 1997; and

           (c) The description of the Company's common shares of beneficial interest, $.01 par value per share ("Common Shares"), contained in the Company's Registration Statement on Form 8-A filed with the Commission on September 23, 1993 pursuant to
                Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as supplemented by the description of the Common Shares contained in the Company's Proxy Statement dated September 1, 1995.

           All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

           Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. The documents required to be so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

           To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement which is not, pursuant to the Commission's rules, deemed to be "filed" with the Commission or subject to the liabilities of Section 18 of the Exchange Act.

Item 4.    Description of Securities.

           A description of the Company's Common Shares is incorporated by reference under Item 3.

Item 5.    Interests of Named Experts and Counsel.

           Not applicable.

Item 6.    Indemnification of Trustees and Officers.

           (a) Sections 8.2 and 8.4 of the  Company's  Declaration  of Trust and
Article XII of the Company's Bylaws are set forth as Exhibits 3.1 and 3.2, respectively, to this Registration Statement and incorporated herein by reference.

           (b) Sections 10-2B-8.50 to 10-2B-8.58, inclusive, Code of Alabama, 1975, are set forth as Exhibit 99.2 to this Registration Statement and incorporated herein by reference.

           (c) Section 10-13-19,  Code of Alabama, 1975, is set forth as Exhibit
99.3 to this Registration Statement and incorporated herein by reference.

           (d) The Company has in effect a policy of liability insurance covering its trustees and officers.

Item 7.    Exemption from Registration Claimed.

           Not applicable.

Item 8.         Exhibits.

           Exhibit
           Number    Description

           3.1 Sections 8.2 and 8.4 of the Company's Declaration of Trust (filed as Annex II to the Company's Proxy Statement, dated September 1, 1995 and incorporated herein by reference).

           3.2 Article XII of the Company's Bylaws (filed as Annex III to the Company's Proxy Statement, dated September 1, 1995 and incorporated herein by reference).

           5         Opinion  of Hogan & Hartson  L.L.P.  regarding
                     the   legality   of   the   securities   being
                     registered.

           15        Letter   from   Coopers   &   Lybrand   L.L.P.
                     regarding    unaudited    interim    financial
                     information.

           23.1 Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 5).

           23.2      Consent of Coopers & Lybrand L.L.P.

           24        Power  of  Attorney   (included   as  part  of
                     signature page).

           99.1      Colonial    Properties   Trust    Non-Employee
                     Trustee Share Plan.

           99.2      Sections  10-2B-8.50 to 10-2B-8.58 of the Code
                     of Alabama, 1975.

           99.3      Section 10-13-19 of the Code of Alabama, 1975.



Item 9.         Undertakings.

           (a)  The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                     Statement:

                     (i)  To include any prospectus required by
                          Section 10(a)(3) of the Securities Act;

                     (ii) To  reflect  in the  prospectus  any  facts or  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                     (iii)To include any  material  information  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and therefore is unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama on April 24, 1997.


                                  Colonial Properties Trust



                                  By: /s/ Thomas H. Lowder
                                      Thomas H. Lowder
                                      President, Chief Executive
                                      Officer and Chairman of the
                                      Board


                                POWER OF ATTORNEY

           We, the undersigned trustees and officers of Colonial Properties Trust, do hereby constitute and appoint Thomas H. Lowder and Douglas B. Nunnelley, jointly and severally, each in his own capacity, as true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and our behalf in our capacities as trustees and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


       SIGNATURE                  TITLE                             DATE



/s/ Thomas H. Lowder   President, Chief Executive Officer     April 24, 1997
Thomas H. Lowder         and Chairman of the Board
                          (Principal Executive Officer)


/s/ Douglas B. Nunnelley   Senior Vice President and          April 24, 1997
Douglas B. Nunnelley        Chief Financial Officer
                          (Principal Financial Officer)

/s/ Kenneth E. Howell        Vice President and Controller    April 24, 1997
Kenneth E. Howell            (Principal Accounting Officer)



/s/ James K. Lowder          Trustee                          April 24, 1997
James K. Lowder



/s/ Carl F. Bailey           Trustee                          April 24, 1997
Carl F. Bailey



/s/ M. Miller Gorrie         Trustee                          April 24, 1997
M. Miller Gorrie



/s/ Donald T. Senterfitt     Trustee                          April 24, 1997
Donald T. Senterfitt



/s/ Claude B. Nielsen        Trustee                          April 24, 1997
Claude B. Nielsen



/s/ Harold W. Ripps          Trustee                          April 24, 1997
Harold W. Ripps



/s/ Herbert A. Meisler       Trustee                          April 24, 1997
Herbert A. Meisler

                                  EXHIBIT INDEX

  Exhibit
  Number Description
  3.1 Sections 8.2 and 8.4 of the Company's Declaration of Trust (filed as Annex II to the Company's Proxy Statement, dated September 1, 1995 and incorporated herein by reference).
  3.2 Article XII of the Company's Bylaws (filed as Annex III to the Company's Proxy Statement, dated September 1, 1995 and incorporated herein by reference).
  5 Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered.
  15 Letter from Coopers & Lybrand L.L.P., regarding unaudited interim financial information.
  23.1 Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 5).
  23.2   Consent of Coopers & Lybrand L.L.P.
  24 Power of Attorney (included as part of signature page).
  99.1   Colonial  Properties Trust  Non-Employee  Trustee
         Share Plan.
  99.2   Sections  10-2B-8.50 to 10-2B-8.58 of the Code of
         Alabama, 1975.
  99.3   Section 10-13-19 of the Code of Alabama, 1975.